                                    FORM 8-K

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): June 1, 2007


                            INGEN TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


            Georgia                   000-28704               84-1122431
            -------                  -----------              ----------
(State or other jurisdiction of      (Commission           (I.R.S. Employer
 incorporation or organization)      File Number)        Identification Number)

 35193 Avenue "A", Suite-C, Yucaipa, California                 92399
 ----------------------------------------------                 -----
    (Address of principal executive offices)                  (Zip Code)

                                 (800) 259-9622
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

       Subsequent to May 31, 2007, Ingen Technologies, Inc. ("Ingen") closed on a series of transactions increasing Ingen's outstanding common stock by more than 5%. Between June 1, 2007 and August 17, 2007, the number of issued and outstanding common stock increased from 35,247,110 to 43,537,110, a 23.5% increase (including 500,000 shares issued upon conversion of 500,000 shares of Series A Convertible Preferred Stock).

       From June 1, 2007 to June 15, 2007, Ingen sold an aggregate of 6,990,000 shares of common stock to six accredited investors for total gross proceeds of $119,800. 1,000,000 of the shares were purchased by John Finazzo, a director of the company, at a price of $10,000 or $.01 per share. Ingen sold the securities in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder. The shares were sold directly by Ingen without an underwriter. Each purchaser executed a written agreement, had the opportunity to ask questions and receive answers from management and was informed about the limitations on resale under Rule 144. There was no general solicitation or advertisement and resale restrictions were imposed by placing a Rule 144 legend on the stock certificates.

    From June 1, 2007 and July 9, 2007, Ingen issued an aggregate of 800,000 shares in exchange for consulting services. Pursuant to an agreement dated June 1, 2007, Ingen issued 200,000 shares of common stock to Christopher Wirth for consulting services related to development of applications for Ingen's various product lines. Mr. Wirth is a director of Ingen. The stock was valued at the market price on the date of issuance of $0.10 per share, or a total of $20,000. On July 5, 2007, pursuant to an agreement dated January 1, 2007 with GV Product Design & Engineering, Inc. ("GV"), Ingen issued 500,000 shares to Robert Sand, the president of GV. Robert Sand is the father of Ingen's CEO and Chairman, Scott Sand. GV was engaged to provide Ingen with product and engineering guidance for its OxyView and OxyAlert products for a period of two years. Under the terms of its agreement with Ingen, GV is due 500,000 shares of restricted common stock upon the completion of the design of OxyView and an additional 500,000 shares upon the completion of the design of OxyAlert. Ingen issued the first block of 500,000 shares to GV in the name of Robert Sand for the completion of the design of OxyView on July 5, 2007. The stock was valued at the market price on the date of issuance of $0.10 per share or a total of $50,000. On July 9, 2007, Ingen issued 100,000 shares of its restricted common stock to a consultant for design and marketing work on the SecureBalance product sold by Ingen. The stock was valued at the market price on the date of issuance of $0.10 per share, or a total of $10,000. Ingen issued the securities in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder. There was no general solicitation or advertisement and resale restrictions were imposed by placing a Rule 144 legend on the stock certificates.

     On August 17, 2007, two unaffiliated shareholders converted an aggregate of 500,000 shares of Series A Convertible Preferred Stock into 500,000 shares of restricted common stock. The conversion was valued at $0.03 per share, which was the initial value assigned to the preferred stock when it was issued. These shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 and resale restrictions were imposed by placing a Rule 144 legend on the stock certificates.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2007             Ingen Technologies, Inc.


                                    By: /s/ Scott R. Sand
                                        -------------------------------------
                                        Scott R. Sand
                                        Chief Executive Officer and Chairman